Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

BASIC ENERGY SERVICES, INC.

(Exact name of obligor as specified in its charter)

Delaware	54-2091194
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

801 Cherry Street, Suite 2100

Fort Worth, Texas 76102

(817) 334-4100

(Addresses, including zip code, and telephone numbers, including area code,

of registrants’ principal executive offices)

Subordinated Debt Securities

(Title of the indenture securities)

Co-Registrants

Basic Energy Services GP, LLC (1)	Delaware	54-2091197
Basic Energy Services LP, LLC (1)	Delaware	54-2091195
Basic Energy Services, L.P. (1)	Delaware	75-2441819
Basic ESA, Inc. (1)	Texas	75-1772279
Chaparral Service, Inc. (1)	New Mexico	85-0206424
Basic Marine Services, Inc. (1)	Delaware	20-2274888
First Energy Services Company (1)	Delaware	84-1544437
LeBus Oil Field Service Co. (1)	Texas	75-2073125
Globe Well Service, Inc. (1)	Texas	75-1634275
SCH Disposal, L.L.C. (1)	Texas	75-2788335
JS Acquisition LLC (1)	Delaware	26-2529500
JetStar Holdings, Inc. (1)	Delaware	74-3144248
Acid Services, LLC (1)	Kansas	48-1180455
JetStar Energy Services, Inc. (1)	Texas	68-0605237
Sledge Drilling Corp. (1)	Texas	20-4223140
Permian Plaza, LLC (1)	Texas	26-0753425
Xterra Fishing & Rental Tools Co. (1)	Texas	76-0647818
Taylor Industries, LLC (1)	Texas	27-2417037
Platinum Pressure Services, Inc. (1)	Texas	26-1338379
Admiral Well Service, Inc. (1)	Texas	26-3164899
Maverick Coil Tubing Services, LLC (1)	Colorado	84-1563281
Maverick Solutions, LLC (1)	Colorado	20-0122876
Maverick Stimulation Company, LLC (1)	Colorado	84-1354572
Maverick Thru-Tubing Services, LLC (1)	Colorado	27-1501902
MCM Holdings, LLC (1)	Colorado	84-1520949
MSM Leasing, LLC (1)	Colorado	27-0629182
The Maverick Companies, LLC (1)	Colorado	20-5244170

(1)	The address for each co-registrant is 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 29th of May, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:	John C. Stohlmann
Title:	Vice President

EXHIBIT 6

May 29, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:	John C. Stohlmann
Title:	Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,155
Interest-bearing balances		253,636
Securities:
Held-to-maturity securities		67,133
Available-for-sale securities		227,089
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		625
Securities purchased under agreements to resell		22,376
Loans and lease financing receivables:
Loans and leases held for sale		19,541
Loans and leases, net of unearned income	822,149
LESS: Allowance for loan and lease losses	10,790
Loans and leases, net of unearned income and allowance		811,359
Trading Assets		41,469
Premises and fixed assets (including capitalized leases)		7,480
Other real estate owned		2,217
Investments in unconsolidated subsidiaries and associated companies		869
Direct and indirect investments in real estate ventures		1
Intangible assets
Goodwill		21,627
Other intangible assets		17,259
Other assets		60,553

Total assets		$1,571,389

LIABILITIES
Deposits:
In domestic offices		$1,093,967
Noninterest-bearing	336,758
Interest-bearing	757,209
In foreign offices, Edge and Agreement subsidiaries, and IBFs		150,855
Noninterest-bearing	912
Interest-bearing	149,943
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		1,004
Securities sold under agreements to repurchase		15,906

Dollar Amounts In Millions
Trading liabilities	24,062
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	87,908
Subordinated notes and debentures	16,899
Other liabilities	33,851

Total liabilities	$1,424,452
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,692
Retained earnings	34,702
Accumulated other comprehensive income	4,587
Other equity capital components	0

Total bank equity capital	146,500
Noncontrolling (minority) interests in consolidated subsidiaries	437

Total equity capital	146,937

Total liabilities, and equity capital	$1,571,389

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                         Directors

James Quigley

Enrique Hernandez, Jr.